UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 25, 2019
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))
☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 25, 2019 (the “2019 Annual Meeting”), the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Votes
Deborah Borg	27,330,245	314,955	1,450,507
Dr. Jeffrey Kramer	27,422,867	222,333	1,450,507
Anderson Warlick	27,221,693	423,507	1,450,507

The following individual was elected as director to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
K.C. Caldabaugh	26,706,590	938,610	1,450,507

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2019	27,276,580	980,947	838,180	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Shareholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	21,047,413	5,758,103	839,684	1,450,507

Additionally, at the Company's Board of Director's meeting held on April 25, 2019, John Rogers was elected to a 2-year term as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Andrew Wamser
Andrew Wamser
Executive Vice President, Finance and
Chief Financial Officer

Dated: April 26, 2019